Registration No. 333-85488

Filed Pursuant to Rule 424(b)(2)

John Hancock Life Insurance Company

SignatureNotes

With Maturities of Twelve Months or More from Date of Issue

Pricing Supplement No. 225	Trade Date: 5/23/2005
(To Prospectus dated July 22, 2002 as supplemented by Prospectus Supplement dated January 10, 2003)	Issue Date: 5/26/2005

The date of this Pricing Supplement is May 23, 2005

CUSIP or Common Code:	41013NQV3	41013NQW1	41013NQX9	41013NQY7

Price to Public:	100.000%	100.000%	100.000%	100.000%

Principal Amount:	$1,238,000.00	$165,000.00	$661,000.00	$428,000.00

Proceeds to Issuer:	$1,233,667.00	$164,133.75	$656,373.00	$424,362.00

Discounts and Commissions:	0.350%	0.525%	0.700%	0.850%

Reallowance:	0.100%	0.150%	0.150%	0.150%

Dealer:	99.700%	99.550%	99.375%	99.250%

Maturity Date:	5/15/2007	5/15/2008	5/15/2009	5/15/2010

Stated Annual Interest Rate:	3.650%	3.800%	4.000%	4.100%

Interest Payment Frequency:	Monthly	Monthly	Semi	Semi

First Payment Date:	6/15/2005	6/15/2005	11/15/2005	11/15/2005

Additional Amounts:	N/A	N/A	N/A	N/A

Survivor’s Option:	Yes	Yes	Yes	Yes

Callable by Issuer:	No	No	No	No

If Callable by Issuer, dates and terms of redemption (including the redemption price)	N/A	N/A	N/A	N/A

Original Issue Discount[1]:	N/A	N/A	N/A	N/A

Other Material Terms (if any):	N/A	N/A	N/A	N/A

Effective April 7, 2003 the name of Solomon Smith Barney Inc., an agent of the program, was changed to Citigroup Global Markets Inc.

[1]	For information regarding certain tax provisions applicable to Original Issue Discount notes, including zero-coupon notes, see “Tax Consequences to U.S. Holders — Original Issue Discount Notes” in the Prospectus.

Registration No. 333-85488

Filed Pursuant to Rule 424(b)(2)

John Hancock Life Insurance Company

SignatureNotes

With Maturities of Twelve Months or More from Date of Issue

Pricing Supplement No. 225	Trade Date: 5/23/2005
(To Prospectus dated July 22, 2002 as supplemented by Prospectus Supplement dated January 10, 2003)	Issue Date: 5/26/2005

The date of this Pricing Supplement is May 23, 2005

CUSIP or Common Code:	41013NRA8	41013NRC4	41013NRD2

Price to Public:	100.000%	100.000%	100.000%

Principal Amount:	$1,274,000.00	$715,000.00	$1,907,000.00

Proceeds to Issuer:	$1,263,171.00	$702,487.50	$1,864,092.50

Discounts and Commissions:	0.850%	1.750%	2.250%

Reallowance:	0.150%	0.350%	0.350%

Dealer:	99.250%	98.350%	97.900%

Maturity Date:	5/15/2010	5/15/2020	5/15/2030

Stated Annual Interest Rate:	4.300%	5.050%	5.200%

Interest Payment Frequency:	Monthly	Monthly	Monthly

First Payment Date:	6/15/2005	6/15/2005	6/15/2005

Additional Amounts:	N/A	N/A	N/A

Survivor’s Option:	Yes	Yes	Yes

Callable by Issuer:	Yes	Yes	Yes

If Callable by Issuer, dates and terms of redemption (including the redemption price)	5/15/2007 Callable one time only at 100% on call date above with 30 days notice.	5/15/2008 Callable one time only at 100% on call date above with 30 days notice.	5/15/2010 Callable one time only at 100% on call date above with 30 days notice.

Original Issue Discount[2]:	N/A	N/A	N/A

Other Material Terms (if any):	N/A	N/A	N/A

[2]	For information regarding certain tax provisions applicable to Original Issue Discount notes, including zero-coupon notes, see “Tax Consequences to U.S. Holders — Original Issue Discount Notes” in the Prospectus.